Exhibit 10.2.3

MOLSON COORS BREWING COMPANY
EMPLOYEE RESTRICTED STOCK UNIT AWARD NOTICE

This Award Notice evidences the award of restricted stock units (each, an “RSU” or collectively, the “RSUs”) that have been granted to, NAME, by Molson Coors Brewing Company, a Delaware corporation (the “Company”), subject to your acceptance of the terms of this Award Notice, the [YEAR] Restricted Stock Unit Agreement, which is attached hereto (the “Agreement”) and the Amended and Restated Molson Coors Brewing Company Incentive Compensation Plan (the “Plan”). When vested, each RSU entitles you to receive one share of Class B common stock of the Company, par value $0.01 per share (the “Shares”). The RSUs are granted pursuant to the terms of the Plan.

This Award Notice constitutes part of, and is subject to the terms and provisions of, the Agreement and the Plan, which are incorporated by reference herein. Capitalized terms used but not defined in this Award Notice shall have the meanings set forth in the Agreement or in the Plan.

Grant Date:         Date

Number of RSUs:	Number RSUs, subject to adjustment as provided under Section 4.4 of the Plan.

Vesting Schedule:
Subject to the provisions of the Agreement and the Plan and provided that you remain continuously employed by the Company and/or an Affiliate through the respective vesting dates set forth below, the RSUs shall vest as follows:

Vesting Dates	Cumulative Vested Percentage of RSUs
[ ]	[ ]%
[ ]	[ ]%
[ ]	[ ]%

Except for termination of employment due to Retirement (defined in the Agreement), death or disability, any unvested portion of the Award will be forfeited and/or cancelled on the date you cease to be an employee of the Company or an Affiliate.

Settlement Date:	Each vested RSU will be settled in Shares as soon as practicable following vesting but in no event later than December 31st of the calendar year in which the Vesting Date occurs.

Acceleration on Death,

Disability, Retirement:
To the extent not already vested or previously forfeited, a portion of the unvested RSUs will vest based on the ratio of the number of full months of employment completed during the period from the most recent date on which a portion of this Award vested to the date of your death, disability or Retirement (defined in the Agreement) divided by the total number of months remaining until the Award would have been fully vested.

MOLSON COORS BREWING COMPANY

You must accept this Award Notice by logging onto your account with [ ] and accepting this grant agreement. If you fail to do so, the RSUs will be null and void. By accepting the RSUs granted to you in this Award, you agree to be bound by all of the provisions set forth in this Award Notice, the Agreement, and the Plan.

Attachment:    [YEAR] Restricted Stock Unit Agreement

[YEAR] RESTRICTED STOCK UNIT AGREEMENT

UNDER THE AMENDED AND RESTATED
MOLSON COORS BREWING COMPANY INCENTIVE COMPENSATION PLAN

Molson Coors Brewing Company (the “Company”) has granted to you an Award consisting of restricted stock units, subject to the terms and conditions set forth herein and in the Employee Restricted Stock Unit Award Notice (the “Award Notice”). The Award has been granted to you pursuant to the Amended and Restated Molson Coors Brewing Company Incentive Compensation Plan (the “Plan”). The decisions and interpretations of the Committee are binding, conclusive and final upon any questions arising under the Award Notice, this [YEAR] Restricted Stock Unit Agreement (the “Agreement”) or the Plan. Unless otherwise defined herein or in the Award Notice, capitalized terms shall have the meanings assigned to such terms in the Plan.

1.Grant of RSUs. On the Grant Date, you were awarded the number of RSUs set forth in the Award Notice.

2.Vesting of RSUs. The RSUs shall become vested and nonforfeitable in accordance with the Vesting Schedule set forth in the Award Notice. Vesting may be accelerated as described in the Award Notice. For purposes of the Award Notice and this Agreement, “Retirement” means termination of employment, other than for Cause, after attainment of age 55 and at least five years of continuous service with the Company or affiliate.

3.Termination of Employment. Except for termination of employment due to Retirement, death or disability, any unvested portion of the Award will be forfeited and/or cancelled on the date you cease to be an employee of the Company or an Affiliate.

4.Settlement of RSU. Each RSU, at the discretion of the Committee, will be settled in shares as soon as practicable after the Vesting Date but in no event later than December 31st of the calendar year in which the Vesting Date occurs.

5.Voting Rights/Dividend Equivalents. Since RSUs do not represent actual Shares, no voting rights arise upon receipt of RSUs. No dividends will be paid.

6.Withholding Taxes. You agree to make appropriate arrangements with the Company or an Affiliate for satisfaction of any applicable federal, state, local or foreign tax withholding requirements or like requirements with respect to the issuance or delivery of Shares in settlement or any RSU no later than the date on which such withholding is required under applicable law. To satisfy such payment obligation, you agree the Company or an Affiliate shall have the right to withhold a number of whole Shares otherwise deliverable to you in settlement of the RSUs having a Fair Market Value (defined in the Plan), as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates; alternatively, the Company may require you, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company or any Affiliate with respect to the RSUs.

7.Rights as a Stockholder. You shall not have any of the rights of a stockholder with respect to the RSUs until Shares have been delivered to you upon settlement of the RSUs.

8.Non-Guarantee of Employment Relationship or Future Awards. Nothing in the Plan, the Award Notice or this Agreement will alter your at-will or other employment status with the Company or an Affiliate, nor be construed as a contract of employment between you and the Company or an Affiliate, or as a contractual right for you to continue in the employ of the Company or an Affiliate for any period of time, or as a limitation of the right of the Company or an Affiliate to discharge you at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any of your RSUs, or as a right to any future Awards.

9.Non-transferability of RSUs. No RSUs granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution.

10.Personal Information. You agree the Company and its suppliers or vendors may collect, use and disclose your personal information for the purposes of the implementation, management, administration and termination of the Plan.

11.Amendment. The Committee may amend, alter, modify, suspend or terminate the Award Notice or this Agreement at any time and from time to time, in whole or in part; provided, however, no amendment, alteration, modification, suspension or termination of the Award Notice or Agreement shall adversely affect in any material way the Award Notice or this Agreement, without your written consent, except to the extent such amendment, alteration, modification, suspension or termination is reasonably determined by the Committee in its sole discretion to be necessary to comply with applicable laws, rules, regulations, or is necessary for such approvals by any governmental agencies or national securities exchanges as may be required.

12.Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon you and your heirs, beneficiaries, executors, legal representatives, successors and assigns.

13.Integrated Agreement. The Award Notice, this Agreement and the Plan constitute the entire understanding and agreement between you and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between you and the Company with respect to such subject matter other than those as set forth or provided for herein or therein.

14.Governing Law. The Award Notice and this Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Award Notice and this Agreement to the substantive law of another jurisdiction. You agree to submit to the exclusive jurisdiction and venue of the federal or state courts of Colorado, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Notice or Agreement.

15.Construction. Captions and titles contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

16.Beneficiary Designation (Quebec Residents). Article 15 of the Plan is not applicable to those Participants in the Plan who are residents of Quebec. Any beneficiary designation or revocation of such beneficiary designation made by such residents must be made through a will, a copy of which should be filed with the Committee.

17.Conformity. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Any conflict between the terms of the Award Notice, this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in the Award Notice or this Agreement or any matters as to which the Award Notice and this Agreement are silent, the Plan shall govern. Any conflict between the terms of the Award Notice and the Agreement shall be resolved in accordance with the terms of the Agreement. In the event of any conflict between the information provided on any intranet site or internet website and the Award Notice, the Agreement or the Plan, the Award Notice, Agreement or the Plan, as applicable, shall govern as provided above.

*    *    *    *    *

4